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                                                                    Exhibit 99.2

                       Duquesne Light Company Directors

     David D. Marshall. Age 47.  Chairman, President and Chief Executive Officer
     -----------------
of DQE since June 1999. Chairman and Chief Executive Officer of Duquesne Light since August 1999. Chairman, President and Chief Executive Officer of Duquesne Light from June 1999 to August 1999. President and Chief Executive Officer of DQE and Duquesne Light from August 1996 to June 1999. Executive Vice President of DQE and President and Chief Operating Officer of Duquesne Light from February 1995 to August 1996. Directorships include DQE, Inc., Allegheny Conference on Community Development and the Duquesne Club.

     John R. Marshall.  Age 50.  President of Duquesne Light since August 1999.
     ----------------
Previously Vice President--Consumer and Small Business Market Unit of Entergy Corporation from 1996 to August 1999. Vice President--Information Systems of Entergy Corporation from 1995 to 1996.

     Morgan K. O'Brien. Age 40.  Executive Vice President--Corporate
     -----------------
Development of DQE since January 2000. Vice President--Corporate Development of DQE from July 1999 to January 2000. Vice President, Controller and Treasurer of DQE from November 1998 to July 1999. Vice President and Controller of DQE from November 1997 to November 1998. Controller of DQE from October 1995 to November 1997. Assistant Controller of DQE from December 1993 to October 1995. Vice President--Finance of Duquesne Light since November 24, 1998. Vice President-- Finance, Treasurer and Controller of Duquesne Light from November 1 to November 24, 1998. Vice President and Controller of Duquesne Light from October 1997 to November 1, 1998. Controller of Duquesne Light from October 1995 to April 1996 and September 24, 1996 to October 1997. Assistant Controller of Duquesne Light from December 1993 to October 1995.

     Victor A. Roque.  Age 53.  Executive Vice President and General Counsel of
     ---------------
DQE and Senior Vice President and General Counsel of Duquesne Light since November 1998. Vice President and General Counsel of DQE and Duquesne Light from April 1995 to November 1998. Directorships include Pennsylvania Business Roundtable, Hill House Association, Urban League of Pittsburgh and United Way Good Neighbors Advisory Committee.

     Jack E. Saxer, Jr.  Age 56.  Vice President of DQE since April 1996.
     -----------------
Assistant Vice President--Administration of Duquesne Light from January 1995 to April 1996. Directorships include Point Venture and Pittsburgh Consumer Health Coalition.

     Gary L. Schwass.  Age 54.  Executive Vice President and Chief Financial
     ---------------
Officer of DQE and Senior Vice President and Chief Financial Officer of Duquesne Light since February 1995. Directorships include Western Pennsylvania Development Credit Corporation, Holy Family Foundation and Financial Executives Institute, Pittsburgh Chapter.